UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 26, 2014

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No. 8 Workers Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. office:
c/o Ellenoff Grossman & Schole LLP
1345 Avenue of Americas,
New York, NY 10105

(Address of principal executive offices including zip code)

(212) 370-1300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2014, the Board elected Ms. Xinyue Jasmine Geffner to serve as an independent director of ZOOM Technologies, Inc. (the "Company") until the next annual meeting or special meeting convened for the purpose of electing directors or until such time as Ms Geffner is replaced by a successor. Ms Geffner was also appointed to the Audit and Compensation Committees of the Company.

Since March 2011, Ms. Geffner has served as Vice President, Finance of Wowjoint Holdings Ltd. (OTCQB: BWOWF), a Chinese construction equipment and machinery manufacturer, and since April 2013 has served as an independent director of AG Semiconductor (Hong Kong) Limited, the subsidiary of AG Semiconductor Services, LLC, an international used electronics equipment supplier. Since August 2013, Ms. Geffner is founder and Chief Executive Officer of Abbe Fame Group Ltd., a Hong Kong-based accessories company. In February 2011, Ms. Geffner co-founded Kader International Investment Ltd., an independent financial advisory firm with an Asian focus, at which Ms. Geffner continues to serve as Managing Director. In 2008, Ms. Geffner also served as chief financial officer of China Architectural Engineering, Inc. (NASDAQ: CAEI). Ms. Geffner has substantial experience in banking and corporate finance, including as Director of Corporate & Institutional Banking at Australia & New Zealand Bank in Hong Kong from November 2008 to January 2011, and as Vice President, Consumer & Retail Group and subsequently Regional Head for the Americas for HSBC's China Business Development & Marketing team from August 2004 to February 2008. Prior to 2004, she has held corporate finance positions at Commerzbank AG (1999-2003) and Credit Agricole (1997-1999) in New York.

Ms. Geffner holds a Bachelor's degree in marketing and finance from the City University of New York and an MBA in finance and accounting from New York University. Ms. Geffner is a Chartered Financial Analyst.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: March 27, 2014	By: /s/ Patrick Wong Patrick Wong Chief Financial Officer and Secretary